SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15 (d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): February 5, 2002

                              THE AES CORPORATION
             (exact name of registrant as specified in its charter)

         DELAWARE                    333-15487                     54-1163725
 (State of Incorporation)      (Commission File No.)   (IRS Employer Identification No.)

                       1001 North 19th Street, Suite 2000
                           Arlington, Virginia 22209

          (Address of principal executive offices, including zip code)

              Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE
         (Former Name or Former Address, if changed since last report)

Item 5.   Other Events
-------   ------------

The AES Corporation announced today that net income for 2001 was $727 million, before deducting the non-cash foreign currency transaction losses at Brazilian affiliates, the mark-to-market losses from FAS 133, the nonrecurring severance and transaction costs recorded in conjunction with the IPALCO pooling-of-interests transaction, and discontinued operations. Diluted earnings per share, before such charges, were $1.35 for the year. Net income and diluted earnings per share for the year, after all charges, were $273 million and $0.51, respectively. For the year, revenues increased 24% to $9.3 billion. As a result of the pooling-of-interests transaction, the results of operations of AES for the periods ended December 31, 2000 have been restated to include IPALCO.

For the quarter ended December 31, 2001, net income and diluted earnings per share, before such charges, were $149 million and $0.28, respectively. Net income and diluted earnings per share for the quarter, after all charges, were $44 million and $0.08, respectively.

Barry J. Sharp, Chief Financial Officer, stated "Although 2001 provided several challenges for us, including lower prices in the U.K. and rationing in Brazil, we met our revised financial expectations. Several businesses in our global portfolio performed better than expected this year including EDC in Venezuela, Placerita in California, Haripur in Bangladesh, as well as our businesses in Hungary and in the Dominican Republic."

Dennis W. Bakke, President and Chief Executive Officer, commented, "I am pleased that we reported 2001 earnings at the high end of our recent guidance for the full year. The people of AES have responded with innovation and tenacity as they address difficult market conditions in certain parts of the world. The long-term contract nature of many of our businesses provide valuable protection to potential earnings volatility. As we start the New Year, I look forward to sharing with investors our new organizational arrangement that we announced earlier today. After 20 years of strong growth, I believe we are well positioned for the future."

Update on Argentina Situation

Argentina is experiencing a significant political and economic crisis that has resulted in significant changes in general economic policies and regulations as well as specific changes in the energy sector. Over the past several weeks, many new economic measures have been adopted by the Argentine government, including abandoning the country's fixed dollar-to-peso exchange rate, converting dollar denominated loans into pesos and placing restrictions on the convertibility of the Argentine peso. The government has also adopted new regulations in the energy sector that have the effect of repealing US dollar denominated pricing under electricity tariffs as prescribed in existing electricity distribution concessions in Argentina by fixing all prices to consumers in pesos until June 30, 2002. In combination these circumstances create significant uncertainty surrounding the performance, cash flow and potential for profitability of the electricity industry in Argentina, including the Argentine subsidiaries of AES.

AES has several subsidiaries in Argentina operating in both the competitive supply and growth distribution segments of the electricity business. Eden, Edes and Edelap are distribution companies that operate in the province of Buenos Aires. Generating businesses include Alicura, Parana, CTSN, Rio Juramento and several other smaller hydro facilities. These businesses are experiencing cash flow shortfalls arising from the economic and regulatory changes described earlier, and the majority of the businesses are in default on their project financing arrangements. AES is not generally required to support the potential cash flow or debt service obligations of these businesses.

The effects of the crisis are not expected to have a significant negative impact on AES's overall liquidity, due primarily to the non-recourse financing structure in place at most of AES's Argentine businesses. The effects of the current circumstances on reported earnings are much more uncertain and difficult to predict. AES's total contributed cash investment and retained earnings in the competitive supply business in Argentina is approximately $575 million and the total similar investment in the distribution business is approximately $465 million. Depending on the ultimate resolution of these uncertainties, AES may be required in 2002 to record a material impairment loss or write-off associated with the recorded carrying values of its investments, including goodwill, although no such loss has been recorded to date. Additionally, under current conditions, the Argentine businesses may also incur operating losses during 2002. AES is currently investigating and pursuing several potential alternatives to minimize the impacts on reported earnings. It is possible, as AES pursues these alternatives, that future Argentine business results may be reported as discontinued operations.

THE AES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED DECEMBER 31, 2001 AND 2000

-------------------------------------------------------------------------------
                                                       Quarter         Quarter
                                                        Ended           Ended
($ in millions, except per share amounts)             12/31/01        12/31/00
-------------------------------------------------------------------------------

REVENUES:
Sales and services                                       $ 2,387        $ 2,117

OPERATING COSTS AND EXPENSES:
Cost of sales and services                                 1,705          1,532
Selling, general and administrative expenses                  47             14
                                                     -----------     ----------
Total operating costs and expenses                         1,752          1,546
                                                     -----------     ----------
OPERATING INCOME                                             635            571

OTHER INCOME AND (EXPENSE):
Interest expense, net                                       (396)          (276)
Other income                                                  19              6
Equity in earnings of affiliates (before income tax)          50            156
Environmental fine                                             -            (17)
Gain on sale of assets                                         -             31
Nonrecurring severance and transaction costs                   -            (79)
                                                     -----------     ----------
INCOME BEFORE INCOME TAXES
 AND MINORITY INTEREST                                       308            392

Income tax provision                                          81            100
Minority interest                                             37             55
                                                     -----------     ----------
INCOME FROM CONTINUING OPERATIONS                            190            237

Loss from operations of discontinued components
  (net of income taxes of $9 and $4, respectively)          (146)            (9)
                                                     -----------     ----------
INCOME BEFORE EXTRAORDINARY ITEM                              44            228

Extraordinary item, net of tax -
  Early extinguishment of debt                                 -             (4)
                                                     ------------    ----------
NET INCOME                                                  $ 44          $ 224
                                                     ============    ==========
DILUTED EARNINGS PER SHARE:
Income from continuing operations                         $ 0.35         $ 0.46
Discontinued operations                                    (0.27)         (0.02)
Extraordinary item                                             -          (0.01)
                                                     -----------     ----------
Total                                                     $ 0.08         $ 0.43
                                                     ===========     ==========
Diluted weighted average
  shares outstanding (in millions)                           541            542

THE AES CORPORATION -- Supplemental Schedule (1)

CONSOLIDATED SCHEDULE
(Excluding Brazilian affiliates foreign currency effects, effects of FAS No. 133, nonrecurring citems, discontinued operations and extraordinary items)(1)
FOR THE PERIODS ENDED DECEMBER 31, 2001 AND 2000
----------------------------------------------------------------------------------------------------
                                                                           Quarter         Quarter
                                                                            Ended           Ended
($ in millions, except per share amounts)                                  12/31/01        12/31/00
----------------------------------------------------------------------------------------------------
REVENUES:
Sales and services                                                          $ 2,387         $ 2,117

OPERATING COSTS AND EXPENSES:
Cost of sales and services                                                    1,705           1,532
Selling, general and administrative expenses                                     47              14
                                                                        ------------    ------------
Total operating costs and expenses                                            1,752           1,546
                                                                        ------------    ------------
OPERATING INCOME                                                                635             571

OTHER INCOME AND (EXPENSE), Excluding Brazilian affiliates
  foreign currency effects, effects of FAS No. 133, nonrecurring items, discontinued operations and extraordinary items:
Interest expense, net                                                          (402)           (276)
Other income                                                                     38               6
Equity in (loss) earnings of affiliates (before income tax)                     (25)            192
                                                                        ------------    ------------
INCOME BEFORE TAXES AND MINORITY INTEREST, Excluding
  Brazilian affiliates foreign currency effects, effects of FAS No. 133,
  nonrecurring items, discontinued operations and extraordinary items:          246             493

Income tax provision                                                             60             128
Minority interest                                                                37              55
                                                                        ------------    ------------
NET INCOME, Excluding Brazilian affiliates foreign currency effects, effects of FAS No. 133, nonrecurring items, discontinued operations
  and extraordinary items:                                                    $ 149           $ 310
                                                                        ============    ============
DILUTED EARNINGS PER SHARE, Excluding Brazilian affiliates
  foreign currency effects, effects of FAS No. 133, nonrecurring items,
  discontinued operations and extraordinary items:                           $ 0.28          $ 0.59
                                                                        ============    ============
Diluted weighted average
  shares outstanding (in millions)                                              541             552

(1)  Basis of presentation - This schedule presents, on a proforma basis, the results of operations of AES excluding the aggregate (both subsidiaries and affiliates) Brazilian affiliates foreign currency gains of approximately $48 million after income tax, or $0.09 per share in 2001 and losses of approximately $24 million after income tax, or $0.04 per share in 2000, mark to market losses from FAS No. 133 of approximately $7 million after income tax, or $0.02 per share in 2001 and nonrecurring charges, including transaction and severance costs related to the
     IPALCO transaction of approximately $52 million after income tax, or $0.09 per share in 2000, a gain on a sale of assets by IPALCO of $20 million after income taxes, or $0.04 per share in
     2000 and an environmental fine of $17 million after income taxes, or $0.04 per share in 2000.
     This schedule also excludes the loss on discontinued operations of $146 million in 2001 and $9 million in 2000 and an extraordinary loss of approximately $4 million in 2000. Discontinued
     operations consists primarily of Termocandelaria, Ib Valley and several telecommunications businesses in Brazil and the U.S.

THE AES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED DECEMBER 31, 2001 AND 2000
-----------------------------------------------------------------------------
                                                        Year           Year
                                                       Ended          Ended
($ in millions, except per share amounts)             12/31/01      12/31/00
-----------------------------------------------------------------------------

REVENUES:
Sales and services                                     $ 9,327       $ 7,534

OPERATING COSTS AND EXPENSES:
Cost of sales and services                               7,025         5,539
Selling, general and administrative expenses               120            82
                                                     ----------    ----------
Total operating costs and expenses                       7,145         5,621
                                                     ----------    ----------
OPERATING INCOME                                         2,182         1,913

OTHER INCOME AND (EXPENSE):
Interest expense, net                                   (1,465)       (1,138)
Other income                                                41            31
Equity in earnings of affiliates (before income tax)       175           475
Gain on sale of investment                                   -           112
Gain on sale of assets                                       -            31
Environmental fine                                           -           (17)
Nonrecurring severance and transaction costs              (131)          (79)
                                                     ----------    ----------
INCOME BEFORE INCOME TAXES
 AND MINORITY INTEREST                                     802         1,328

Income tax provision                                       230           377
Minority interest                                          105           124
                                                     ----------    ----------
INCOME FROM CONTINUING OPERATIONS                          467           827

Loss from operations of discontinued components
  (net of income taxes of $ 35 and $11, respectively)     (194)          (21)
                                                     ----------    ----------
INCOME BEFORE EXTRAORDINARY ITEM                           273           806

Extraordinary item, net of tax -
  Early extinguishment of debt                               -           (11)
                                                     ----------    ----------
NET INCOME                                               $ 273         $ 795
                                                     ==========    ==========
DILUTED EARNINGS PER SHARE:
Income from continuing operations                       $ 0.87        $ 1.65
Discontinued operations                                  (0.36)        (0.04)
Extraordinary item                                           -         (0.02)
                                                     ----------    ----------
Total                                                   $ 0.51        $ 1.59
                                                     ==========    ==========

Diluted weighted average
  shares outstanding (in millions)                         543           514

THE AES CORPORATION  ---  Supplemental Schedule (1)

CONSOLIDATED SCHEDULE
(Excluding Brazilian affiliates foreign currency effects, effects of FAS No. 133, nonrecurring items, discontinued operations and extraordinary items)(1)

FOR THE PERIODS ENDED DECEMBER 31, 2001 AND 2000
----------------------------------------------------------------------------------------------
                                                                           Year       Year
                                                                           Ended      Ended
($ in millions, except per share amounts)                                 12/31/01   12/31/00
----------------------------------------------------------------------------------------------
REVENUES:
Sales and services                                                         $ 9,327   $ 7,534

OPERATING COSTS AND EXPENSES:
Cost of sales and services                                                   7,025     5,539
Selling, general and administrative expenses                                   120        82
                                                                           -------   -------

Total operating costs and expenses                                           7,145     5,621
                                                                           -------   -------

OPERATING INCOME                                                             2,182     1,913

OTHER INCOME AND (EXPENSE), Excluding Brazilian affiliates
  foreign currency effects, effects of FAS No. 133, nonrecurring items, discontinued operations and extraordinary items:
Interest expense, net                                                       (1,430)   (1,138)
Other income                                                                    61        31
Equity in earnings of affiliates (before income tax)                           386       539
                                                                           -------   -------

INCOME BEFORE TAXES AND MINORITY INTEREST, Excluding
  Brazilian affiliates foreign currency effects, effects of FAS No. 133,
  nonrecurring items, discontinued operations and extraordinary items:       1,199     1,345

Income tax provision                                                           367       376
Minority interest                                                              105       124
                                                                           -------   -------

NET INCOME, Excluding Brazilian affiliates foreign currency effects, effects of FAS No. 133, nonrecurring items, discontinued operations
  and extraordinary items:                                                 $  727    $   845
                                                                           =======   =======

DILUTED EARNINGS PER SHARE, Excluding Brazilian affiliates
  foreign currency effects, effects of FAS No. 133, nonrecurring items,
  discontinued operations and extraordinary items:                         $ 1.35    $  1.69
                                                                           ======    =======

Diluted weighted average
  shares outstanding (in millions)                                            543        514
                                                                              ===        ===

(1) Basis of presentation - This schedule presents, on a proforma basis, the results of operations of AES excluding the aggregate (both subsidiaries and affiliates) Brazilian affiliates foreign currency losses of approximately $139 million after income tax, or $0.25 per share in 2001 and approximately $42 million after income tax, or $0.08 per share in 2000, mark to market losses from FAS No. 133 of approximately $36 million after income tax, or $0.07 per share in 2001, and nonrecurring items, including transaction and severance costs related to the IPALCO acquisition of $85 million after income tax, or $0.16 per share in 2001, and approximately $52 million after income tax, or $0.10 per share in 2000, a gain on the sale of an investment held by IPALCO of $73 million after income tax, or $0.14 per share in 2000, a gain on a sale of assets by IPALCO of $20 million after income tax, or $.04 per share in 2000 and an environmental fine of $17 million after tax, or $.04 per share in 2000. This schedule also excludes the loss on discontinued operations of $194 million in 2001 and $21 million in 2000 and an extraordinary loss of approximately $11 million in 2000. Discontinued operations consists primarily of Termocandelaria, Ib Valley, Power Direct and several telecommunications businesses in Brazil and the U.S.

                                                    The AES Corporation
                                                Unaudited Supplemental Data
                              ---------------------2000--------------------       ---------------------2001--------------------
                              1st Qtr   2nd Qtr   3rd Qtr   4th Qtr    Year       1st Qtr   2nd Qtr   3rd Qtr   4th Qtr    Year
                              -------   -------   -------   -------    ----       -------   -------   -------   -------    ----
GEOGRAPHIC - % of Total
  North America
  Revenues                      45%       47%       44%       42%       45%         38%       37%       45%       36%       39%
  Income before Taxes (1)       37%       41%       42%       35%       38%         41%       27%       56%       39%       40%

  Caribbean
  Revenues                      7%        11%       17%       21%       15%         21%       22%       19%       18%       20%
  Income before Taxes (1)       2%         7%       13%       20%       11%         18%       31%       15%       31%       23%

  South America
  Revenues                     17%        16%       16%       14%       15%         17%       20%       17%       21%       19%
  Income before Taxes (1)      26%        36%       33%       34%       32%         32%       36%       20%       22%       28%

  Europe/Africa
  Revenues                     22%        17%       16%       15%       17%         15%       13%       15%       17%       15%
  Income before Taxes (1)      26%         8%        6%        7%       12%          8%        1%        6%        7%        6%

  Asia
  Revenues                      9%         9%        7%        8%        8%          9%        8%        4%        8%        7%
  Income before Taxes (1)       9%         8%        6%        4%        7%          1%        5%        3%        1%        3%

SEGMENTS - % of Total
  Contract Generation
  Revenues                     23%        24%       23%       23%       23%         27%       28%       26%       25%       27%
  Operating Margin (2)         40%        47%       38%       32%       38%         36%       35%       27%       43%       36%
  Income before Taxes (1)      40%        39%       29%       21%       31%         32%       20%       17%       52%       30%

  Competitive Supply
  Revenues                     36%        35%       31%       28%       32%         27%       26%       33%       31%       29%
  Operating Margin (2)         30%        28%       28%       24%       28%         22%       17%       24%       14%       19%
  Income before Taxes (1)      29%        16%       21%       17%       21%         11%        3%       22%       (1)%      9%

  Large Utilities
  Revenues                     23%        24%       31%       32%       28%         28%       27%       27%       22%       26%
  Operating Margin (2)         18%        22%       30%       34%       27%         31%       37%       37%       26%       32%
  Income before Taxes (1)      28%        46%       47%       58%       46%         50%       71%       58%       23%       51%

  Growth Distribution Businesses
  Revenues                     18%        17%       15%       17%       17%         18%       19%       14%       22%       18%
  Operating Margin (2)         12%         3%        4%       10%        7%         11%       11%       12%       17%       13%
  Income before Taxes (1)       3%        (1)%       3%        4%        2%          7%        6%        3%       26%       10%

FINANCIAL HIGHLIGHTS - million $, except Total Assets in billion $
  Revenues                 $1,692     $1,743    $1,982    $2,117    $7,534      $2,494    $2,184    $2,262    $2,387    $9,327
  Income before Taxes (1)    $378       $305      $403      $542    $1,628        $495      $420      $376      $368    $1,659
  Net Income Excluding
    Extraordinary and Other
      Item(3)                $189       $160      $186      $310      $845        $237      $184      $157      $149      $727
  Total Assets (billions)     $26        $31       $32       $33       $33         $36       $36       $36       $37       $37
  Deprec./Amort.             $142       $163      $196      $199      $700        $205      $209      $222      $223      $859


(1) Income before taxes excludes the Corporate and Business Development segment. The following items are included in the Corporate and Business Development segment: corporate interest, other corporate costs, business development expenses, Brazilian affiliates foreign currency effects, effects of FAS No. 133, discontinued operations and nonrecurring items.

(2) Operating Margin is revenues reduced by cost of sales, depreciation and amortization and other operating expenses.

(3) Net Income excludes Brazilian affiliates foreign currency effects, effects of FAS No. 133, discontinued operations, nonrecurring and extraordinary items.

                                     The AES Corporation
                        Capital Resources and Other Balance Sheet Data
                                  (unaudited, $ in billions)

                                                             December 31,
                                                     -------------------------
    Capitalization:                                     2001             2000
                                                     -------------------------
    Recourse debt                                      $ 5.40           $ 3.46
    Non-recourse debt                                   16.86            15.33
                                                     --------          -------
    Total debt                                          22.26            18.79
    Preferred Securities                                 0.98             1.23
    Minority Interest                                    1.43             1.44
    Stockholders' equity                                 5.52             5.54
                                                     --------          -------
    Total capitalization                              $ 30.19          $ 27.00
                                                     ========          =======

Selected Balance Sheet Data by Geographic Region:

                                                 Property, Plant     Total      Non-recourse
    December 31, 2001                              & Equipment      Assets          Debt
                                                 ---------------    -------     ------------
    North America                                        32%          28%           31%
    Caribbean                                            20%          18%           19%
    South America                                        20%          28%           26%
    Europe/Africa                                        21%          18%           18%
    Asia                                                  7%           7%            6%
    Corporate                                              -           1%             -

    December 31, 2000
    North America                                        31%          28%           32%
    Caribbean                                            20%          18%           18%
    South America                                        19%          27%           26%
    Europe/Africa                                        24%          18%           19%
    Asia                                                  6%           8%            5%
    Corporate                                              -           1%             -

Selected Balance Sheet Data by Line of Business:

                                                 Property, Plant     Total      Non-recourse
    December 31, 2001                              & Equipment       Assets         Debt
                                                 ---------------    -------     ------------
    Contract Generation                                  36%          34%           38%
    Competitive Supply                                   34%          28%           25%
    Large Utilities                                      21%          25%           29%
    Growth Distribution Businesses                        9%          12%            8%
    Corporate                                              -           1%             -

    December 31, 2000
    Contract Generation                                  33%          31%           35%
    Competitive Supply                                   33%          26%           28%
    Large Utilities                                      25%          30%           30%
    Growth Distribution Businesses                        9%          12%            7%
    Corporate                                              -           1%             -

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     THE AES CORPORATION


Date: February 5, 2002                               By /s/ William Luraschi
                                                        ------------------------
                                                        William Luraschi
                                                        (signing officer)